UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2010

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

        Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 19, 2010, School Specialty, Inc. announced its fiscal 2011 first quarter results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of School Specialty, Inc. (the “Company”) was held on August 17, 2010 at 8:30 am Central Time, at the Company’s executive offices, located at W6316 Design Drive, Greenville, Wisconsin. The following tables reflect the certified tabulation of the votes with respect to each proposal submitted to a vote of the Company’s shareholders at the 2010 Annual Meeting. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

1.	PROPOSAL I: Election of Directors
a.	To elect the three directors nominated by the Board of Directors of School Specialty, Inc. to serve until the 2013 Annual Meeting of Shareholders as Class III directors. The three Class III Nominees that received a plurality of the properly cast votes were A. Jacqueline Dout, Terry L. Lay and Herbert A. Trucksess, III, who were thereby elected as the Company’s Class III Directors. The tabulation of the certified results of the voting was as follows:

Nominee	For	Authority Withheld
A. Jacqueline Dout	16,766,571	315,306
Terry L. Lay	16,766,745	315,132
Herbert A. Trucksess, III	16,343,768	738,109

2.	PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
a.	To ratify the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for 2011.

For	Against	Abstain	Broker Non-Votes
16,122,370	1,324,277	363	40,000

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of School Specialty, Inc., dated August 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: August 19, 2010	By:	/s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer